Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Modine Announces CEO Transition Plan

Michael B. (Mick) Lucareli appointed Interim President and Chief Executive Officer; Board currently executing search process for new leader to drive the industrial strategy and accelerate future growth

Racine, WI – August 4, 2020 –  Modine Manufacturing Company (NYSE: MOD), a diversified global leader in thermal management technology and solutions, announced today that Modine’s Board of Directors has launched a search for a new President and Chief Executive Officer and Thomas A. Burke will be stepping down from both his position as President and Chief Executive Officer and as a member of Modine’s Board of Directors, effective immediately. The Board has named Mick Lucareli, the Company’s Vice President Finance and Chief Financial Officer, as Interim President and Chief Executive Officer, effective today. Mr. Burke will remain with the Company in a senior advisory role until August 28, 2020, to ensure a smooth transition.

“I am honored to have served as Modine’s President and Chief Executive Officer,” said Burke. “I would like to thank the entire Modine team. It has been a privilege to work with all of the Modine employees for the past fifteen years. I believe we have done tremendous work together, including transforming the business to be a more diversified thermal management solutions provider. Modine has a bright future and I look forward to seeing its continued success.“

Marsha Williams, Lead Director of Modine’s Board of Directors added, “On behalf of the entire Board of Directors, I would like to thank Tom for his more than fifteen years of service with Modine and his more than twelve years as our President and CEO. Tom accepted the CEO position in the midst of the 2008-2009 financial crisis and acted with a sense of urgency to fortify Modine’s operations and ensure that the Company weathered the economic downturn.”

Williams continued, “In 2015, Tom launched our transformational, Strengthen, Diversify and Grow (SDG) strategy. That platform gained Modine a foothold in new, growing markets and resulted in the  acquisition of Luvata HTS in 2016. The addition of Luvata’s industrial-based portfolio of products significantly diversified our technological capabilities and customer mix, while making Modine a global leader in coils and coatings. Lastly, Tom has been instrumental in leading Modine through the COVID-19 crisis and has positioned the business to emerge stronger. Tom has made an indelible mark on Modine’s rich history of innovation that spans more than a century and we are grateful for his historical leadership.”

Williams added, “As Modine works to complete the divestiture of its legacy Automotive business and further pivots towards its long-term vision to become a true industrial thermal management solutions provider, we have reached a natural inflection point. Now is the right time to find a new leader that can drive our industrial transformation strategy, while accelerating the Company’s future growth. A global search is underway to help us find that leader. The Board has extreme confidence that Mick and our experienced senior leadership team will continue to execute against our strategic vision until that leader is in place.”

Mick Lucareli concluded, “I would also like to thank Tom for his mentorship and leadership over the fifteen years I have worked with him at Modine. I strongly believe in the future of Modine and its vision of being a stronger, more diversified thermal management company. I remain committed to this strategy and am honored to lead this effort during the current transition period.”

About Michael B. (Mick) Lucareli

Michael B. (Mick) Lucareli was named Vice President, Finance, and Chief Financial Officer on July 12, 2010. He leads Modine’s global finance, information technology and corporate strategy functions. Mr. Lucareli joined Modine in August 1999 and has held a variety of leadership roles, including Manager, Business Development and Investor Relations; Director, Financial Operations and Analysis; Managing Director, Financial Operations; and Vice President, Corporate Treasurer. Before joining Modine, Mr. Lucareli was Director of Research at Alpha Investments Group and a securities analyst and portfolio manager at Associated Investment Management Group. Mr. Lucareli earned a bachelor’s degree in economics from the University of Wisconsin - Madison and a Master of Business Administration (MBA) from Loyola University in Chicago. He also holds a Chartered Financial Analyst (CFA) designation.

About Modine

Modine, with fiscal 2020 revenues of $2.0 billion, specializes in thermal management systems and components, bringing highly engineered heating and cooling components, original equipment products, and systems to diversified global markets through its four complementary segments: CIS; BHVAC; HDE; and Automotive. Modine is a global company headquartered in Racine, Wisconsin (USA), with operations in North America, South America, Europe and Asia. For more information about Modine, visit www.modine.com.

Forward-Looking Statements

This press release contains statements, including information about future financial performance and market conditions, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine’s actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to those described under “Risk Factors” in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the year ended March 31, 2020 and under Forward-Looking Statements in Item 7 of Part II of that same report as well as the Company’s other filings with the U.S. Securities and Exchange Commission. Other risks and uncertainties include, but are not limited to, the following: the impact of the COVID-19 pandemic on the national and global economy, our business, suppliers, customers, and employees; the overall health and price-down focus of Modine’s customers; our ability to successfully execute our strategic and operational plans, including our ability to successfully exit the automotive business; our ability to effectively and efficiently reduce our cost structure in response to sales volume declines and complete restructuring activities and realize benefits thereon; our ability to comply with the financial covenants in our credit agreements and to fund our global liquidity requirements efficiently, particularly in light of the volatility and negative impacts to the financial markets resulting from COVID-19; operational inefficiencies as a result of program launches, unexpected volume increases, product transfers, and delays or inefficiencies resulting from restrictions imposed in response to the COVID-19 pandemic; economic, social and political conditions, changes and challenges in the markets where Modine operates and competes, including foreign currency exchange rate fluctuations, tariffs (and potential trade war impacts resulting from tariffs or retaliatory actions), inflation, changes in interest rates or tightening of the credit markets, recession, restrictions associated with importing and exporting and foreign ownership, public health crises, and the general uncertainties about the impact of regulatory and/or policy changes, including those related to tax and trade, the COVID-19 pandemic and other matters, that have been or may be implemented in the U.S. or abroad, and continuing uncertainty regarding the impacts of “Brexit”; the impact on Modine of any significant increases in commodity prices, particularly aluminum, copper, steel and stainless steel (nickel) and other purchased component inventory, and our ability to adjust product pricing in response to any such increases; the nature of and Modine’s significant exposure to the vehicular industry and the dependence of this industry on the health of the economy; the concentration of sales within our CIS segment attributed to one customer; Modine’s ability to recruit and maintain talent in managerial, leadership, and administrative functions; Modine’s ability to protect its proprietary information and intellectual property from theft or attack; the impact of any substantial disruption or material breach of our information technology systems; costs and other effects of environmental investigation, remediation or litigation; and other risks and uncertainties identified by the Company in public filings with the U.S. Securities and Exchange Commission.  Forward-looking statements are as of the date of this release, and the Company does not assume any obligation to update any forward-looking statements.

SOURCE: Modine Manufacturing Company

Kathleen Powers
(262) 636-1687
kathleen.t.powers@modine.com